Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Contact:

Lawrence Delaney, Jr.

Investor Relations Counsel

(714) 734-5142

NCI Reports First Quarter 2014 Financial and Operating Results

•	Revenue of $89 million exceeds high end of guidance by $7 million;

•	Adjusted EPS of $0.16[1] exceeds high end of guidance by $0.02;

•	GAAP EPS of $0.09 includes $1.5 million of accelerated stock compensation expense;

•	Company updates guidance for fiscal year 2014.

RESTON, VA, April 30, 2014 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the first quarter ended March 31, 2014.

First quarter 2014 revenue exceeded the high end of management’s guidance range issued last quarter by approximately $7 million. Adjusted diluted EPS exceeded the high end of guidance by $0.02.

First Quarter 2014 Results

For the first quarter of 2014, NCI reported revenue of $89.1 million compared with first quarter 2013 revenue of $91.5 million, a decrease of 2.7%. The year-over-year decrease in revenue was primarily due to $2.3 million of lower revenue attributable to services provided on the company’s PEO Soldier contract. During the first quarter of 2014, NCI’s PEO Soldier contract accounted for 11.4%, or approximately $10.2 million of revenue. During the first quarter of 2013, the NCI’s PEO Soldier contract accounted for 13.7%, or $12.5 million, of revenue.

[1]	In the first quarter of 2014, NCI recognized costs of $1.5 million, $0.07 per share, of accelerated stock compensation expense, because the Company’s share price exceeded certain thresholds established when the stock options were granted. NCI believes removing the accelerated stock compensation charge in the first quarter of 2014 from operating income, net income, and earnings per share (as presented) shows NCI’s financial results in a more consistent manner. NCI believes that this non-GAAP financial measure provides useful information because it allows management and investors to better assess the comparable financial results of the Company absent the one-time expense. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Please see the reconciliation table in this release that reconciles non-GAAP operating income, net income, and earnings per share to GAAP operating income, net income, and earnings per share.

GAAP operating income for the first quarter of 2014 was $2.2 million, which includes costs of $1.5 million related to the acceleration of vesting in NCI stock options. Excluding the effects of this charge, operating income was $3.8 million. NCI reported GAAP operating income of $3.6 million for the first quarter of 2013.

GAAP operating margin for the first quarter of 2014 was 2.5%. Excluding the effects of the accelerated stock compensation expense, operating margin for the first quarter of 2014 was 4.2%. GAAP operating margin for the first quarter of 2013 was 3.9%.

GAAP net income for the first quarter of 2014 was $1.2 million. Excluding the impact of the accelerated stock compensation expense, net income was $2.1 million. GAAP net income for the first quarter of 2013 was $2.0 million.

Days sales outstanding (DSO) for the first quarter ended March 31, 2014 was 68 days compared with 74 days at December 31, 2013, a decrease of six days.

Cash flow provided by operating activities for the first quarter of 2014 was $1.1 million. Capital expenditures were $0.1 million, resulting in free cash flow of $1.0 million.

NCI reported total backlog at March 31, 2014, of $440 million, of which $159 million was funded. This compares with total backlog at December 31, 2013, of $488 million, of which $195 million was funded.

Net bookings for the first quarter of 2014 were $41 million, representing a book-to-bill ratio of 0.5 to 1.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for the second quarter of 2014 and updating guidance previously issued for fiscal year 2014. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Second Quarter Fiscal Year 2014 Ending June 30, 2014	Fiscal Year Ending December 31, 2014
Revenue	$75 million–$80 million	$296 million–$316 million
Adjusted diluted EPS	$0.14–$0.16	$0.46–$0.54[2]
Diluted projected share count	13.8 million	13.8 million

“NCI’s first quarter of fiscal 2014 again produced better-than-expected revenue and adjusted earnings per share,” said Charles K. Narang, NCI’s Chairman and CEO. “Even more importantly, we have increased visibility regarding potential 2014 bookings that validate the restructuring and investments we’ve made in our business development processes over the past two years. Since February, we’ve submitted several bids that alone or in combination with smaller awards could yield bookings this year significantly greater than in 2013.”

“Besides what we have submitted in the first quarter, we’re continuing to see an encouraging flow of RFPs that fit well with NCI’s core strengths and capabilities. In addition, we’re confident that the solutions, pricing and overall quality of NCI’s proposals better position as for success on needle-moving awards,” said NCI’s President, Brian J. Clark. “We also are pursuing strategic acquisitions in or adjacent to NCI’s core capabilities that would add significant backlog and revenue as well as smaller targets that would expand our qualifications and differentiators.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EDT to discuss first quarter 2014 results and guidance for the second quarter and fiscal year 2014.

[2]	Adjusted diluted EPS guidance for fiscal year 2014 exclude the effects of the accelerated stock compensation expense. In the first quarter of 2014, NCI recognized $1.5 million, or $0.07 per diluted share, of accelerated stock compensation expense. As a result, NCI expects to reduce the stock compensation it otherwise would be required to record in connection with the accelerated options by approximately $0.1 million, or $0.01 per diluted share, over the remainder of fiscal 2014. Therefore, the Company expects the full-year per share effect of accelerated stock compensation expense will be $0.06, absent future accelerated vesting events.

Analysts and institutional investors may listen to the conference call by dialing (888) 505-4369 (United States/Canada) or (719) 325-2455 (international) with pass code 3587078. The conference call will be simultaneously provided as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through May 14, 2014, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 3587078.

About NCI, Inc.

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health care, and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of cybersecurity and information assurance; engineering and logistics support; enterprise information management and advanced analytics; cloud computing and IT infrastructure optimization; health IT and medical support; IT service management; software and systems development/integration; and modeling, simulation, and training. Headquartered in Reston, Virginia, NCI has approximately 1,900 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 and 2014 fiscal years), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act, 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Financial tables follow

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended March 31,
	2014	2013
Revenue	$89,084	$91,541
Operating expenses:
Cost of revenue	78,003	80,477
General and administrative expenses	7,399	5,861
Depreciation and amortization	1,449	1,618

Total operating expenses	86,851	87,956

Operating income	2,233	3,585
Interest expense, net	126	251

Income before income taxes	2,107	3,334
Provision for income taxes	866	1,359

Net income	$1,241	$1,975

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,104	12,812
Net income per share	$0.09	$0.15

Diluted:
Weighted average shares outstanding	13,727	12,812
Net income per share	$0.09	$0.15

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par value)

	As of March 31, 2014	As of December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$191	$50
Accounts receivable, net	67,129	63,991
Deferred tax assets, net	3,213	3,217
Prepaid expenses and other current assets	4,867	2,941

Total current assets	75,400	70,199
Property and equipment, net	9,507	9,752
Other assets	1,991	2,113
Deferred tax assets, net	39,951	39,990
Intangible assets, net	4,935	5,340

Total assets	$131,784	$127,394

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$20,865	$17,371
Accrued salaries and benefits	14,725	16,645
Deferred revenue	2,463	2,594
Other accrued expenses	4,879	4,578

Total current liabilities	42,932	41,188

Long-term debt	—	1,000
Other long-term liabilities	3,725	3,399

Total liabilities	46,657	45,587

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,170 shares issued and 8,253 shares outstanding as of March 31, 2014, and 9,142 shares issued and 8,226 shares outstanding as of December 31, 2013	174	174
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of March 31, 2014 and December 31, 2013	89	89
Additional paid-in capital	72,984	70,905
Treasury stock at cost— 917 shares of Class A common stock as of March 31, 2014 and December 31, 2013	(8,331)	(8,331)
Retained earnings	20,211	18,970

Total stockholders’ equity	85,127	81,807

Total liabilities and stockholders’ equity	$131,784	127,394

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$1,306	$1,975
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,449	1,618
Share-based payments	1,943	298
Deferred income taxes	43	(6)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,138)	(17,404)
Prepaid expenses and other assets	(1,805)	3,215
Accounts payable	3,494	1,567
Accrued expenses and other liabilities	(2,129)	475

Net cash provided by (used in) operating activities	1,098	(8,262)

Cash flows from investing activities:
Purchases of property and equipment	(93)	(140)

Net cash used in investing activities	(93)	(140)

Cash flows from financing activities:
Borrowings under credit facility	29,559	28,558
Repayments on credit facility	(30,559)	(20,058)
Proceeds from exercise of stock options	163	—
Shares repurchased for tax withholdings on vesting of restricted shares	(27)	—

Net cash (used in) provided by financing activities	(864)	8,500

Net change in cash and cash equivalents	141	98
Cash and cash equivalents, beginning of period	50	763

Cash and cash equivalents, end of period	$191	$861

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$106	$195

Income taxes	$843	$131

Non-cash investing and financing activities during the period for:
Leasehold improvements acquired under tenant improvement funds	706	—

NCI, INC.

RECONCILIATION OF NON-GAAP OPERATING INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended March 31,
	2014	2013
GAAP total operating income	$2,233	$3,585
Accelerated stock compensation expense	1,524	—

Adjusted operating income	3,757	3,585

Interest expense, net	126	251

Adjusted income before income taxes	3,631	3,334
Provision for income taxes	1,492	1,359

Adjusted net income	$2,139	$1,975

Earnings per common and common equivalent share:
GAAP Basic net income per share	$0.09	$0.15
Per share effect of accelerated stock compensation expense	0.07	—

Adjusted net income per share	$0.16	$0.15

GAAP Diluted net income per share	$0.09	$0.15
Per share effect of accelerated stock compensation expense	0.07	—

Adjusted net income per share	$0.16	$0.15

Weighted average shares outstanding:
Basic	13,104	12,812
Diluted:	13,727	12,812

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